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                                                    EXHIBIT 23.01


                                     CONSENT

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 23, 1993, included or incorporated by reference in Oklahoma Gas and Electric Company's Annual Report on Form 10-K for the year ended December 31, 1992, of our report dated March 12, 1993, included in the Form 11-K Annual Report of the Oklahoma Gas and Electric Company Employees' Thrift Plan for the year ended December
   31, 1992, and to all references to our Firm included in this Registration Statement.



                              ARTHUR ANDERSEN & CO.


   Oklahoma City, Oklahoma
   February 4, 1994